UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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PEREGRINE PHARMACEUTICALS, INC.
(Name of Registrant as Specified in Its Charter)

RONIN TRADING, LLC JOHN S. STAFFORD, III SWIM PARTNERS LP SW INVESTMENT MANAGEMENT LLC STEPHEN WHITE GREGORY P. SARGEN BRIAN W. SCANLAN SAIID ZARRABIAN
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Ronin Trading, LLC and SW Investment Management LLC, together with the other participants named herein (collectively, “Ronin”), intend to make a preliminary filing with the Securities and Exchange Commission of a proxy statement and accompanying proxy card to be used to solicit votes for the election of Ronin’s slate of three highly qualified director nominees to the Board of Directors of Peregrine Pharmaceuticals, Inc., a Delaware corporation (the “Company”), at the Company’s upcoming 2017 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On August 14, 2017, Ronin issued the following press release:

RONIN TRADING AND SW INVESTMENT MANAGEMENT RESPOND TO RECENT ANNOUNCEMENTS BY PEREGRINE PHARMACEUTICALS

Believe Incumbent Board Members are Responsible for Continued Destruction of Stockholder Value and Must be Held Accountable

CHICAGO, IL, August 14, 2017 – Ronin Trading, LLC and SW Investment Management LLC (together with the other participants in their solicitation, “Ronin”), collectively the second largest stockholder of Peregrine Pharmaceuticals, Inc. (“Peregrine” or the “Company”) (NASDAQ:PPHM), with aggregate beneficial ownership of approximately 8.8% of the Company’s outstanding shares of common stock, today issued the following statement with respect to Peregrine.

We find it outrageous that Peregrine’s Board of Directors and management chose to fire roughly 20% of the Company’s employees while doing nothing to address their own unjustifiable and egregious compensation. If the Company needs to reduce costs, the first place it should look is the preposterously high salaries of its own Board and management. We remind stockholders what Institutional Shareholder Services said in its 2016 proxy report on Peregrine:

“WITHHOLD votes are warranted for compensation committee members Carlton M. Johnson Jr., David H. Pohl, and Eric S. Swartz due to continued problematic pay practices and the board’s failure to adequately respond to shareholder concerns.”

On July 31, 2017, Peregrine’s Board announced an intention to increase the size of the Board from four to up to seven members by adding up to three new directors with – unlike themselves – actual pharmaceutical and contract development and manufacturing experience. This was a laughable attempt to appear stockholder-friendly since it would brazenly further entrench the incumbents while allowing them to retain a majority of Board seats. Notably, the Company did not actually expand the size of the Board, presumably because the Board’s announcement was purely reactive to our public criticisms and it had not successfully identified additional candidates to serve on its slate. It is no surprise to us that the Board appears to be having difficulty finding highly qualified, ethical people to serve as nominees alongside themselves, given their own questionable backgrounds and records of value destruction. Furthermore, based on the feedback we have received from many stockholders in recent weeks, we believe support for the Board at the 2017 Annual Meeting will be nearly nonexistent, thus making it even more difficult for the Board to find additional qualified nominees. In the event Peregrine proceeds with the expansion of the Board, we will timely nominate additional highly qualified director candidates to ensure that control of the Board does not remain with the incumbents or their hand-picked additions.

We believe a similar problem exists with the Board’s ability to identify the right candidate to serve as the President of Avid Bioservices. We doubt whether any qualified candidate would be interested in the position given the current leadership structure of the Company and lack of any strategic plan put forth by the Board. To the extent that a President of Avid is hired prior to the 2017 Annual Meeting, if elected, our director candidates intend to immediately evaluate the appropriateness of the hire.

It is insulting to employees and stockholders alike that management and the Board were responsible for these unfortunate layoffs, but apparently unwilling to sacrifice anything personally. Recent actions by management and the Board further validate our belief that their only concern appears to be their own personal enrichment, which we are confident will soon (and to everyone’s relief) be coming to an end. The facts remain clear, and given what we believe is the extraordinarily low likelihood of the incumbent independent Board members being reelected at the 2017 Annual Meeting, we call on Peregrine’s independent directors, Carlton M. Johnson Jr., David H. Pohl and Eric S. Swartz, to resign their Board seats immediately. Peregrine can no longer afford to allow Peregrine’s current leadership to needlessly destroy more value in a futile attempt to cling to their positions. We are confident that our director nominees are the right people to end Peregrine’s culture of leadership unaccountability, and will be able to finally set Peregrine on a path towards value creation.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Ronin Trading, LLC, together with the other participants named herein (collectively, “Ronin”), intends to file a preliminary proxy statement and an accompanying proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of three highly qualified director nominees at the 2017 annual meeting of stockholders Peregrine Pharmaceuticals, Inc., a Delaware corporation (the “Company”).

RONIN STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The participants in the solicitation are Ronin Trading, LLC (“Ronin Trading”), John S. Stafford, III, SWIM Partners LP (“SWIM Partners”), SW Investment Management LLC (“SW Management”), Stephen White, Gregory P. Sargen, Brian W. Scanlan and Saiid Zarrabian.

As of the date hereof, Ronin Trading directly beneficially owned 3,310,652 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), including 137,260 shares of Common Stock that may be acquired upon the conversion of 115,299 shares of the Company’s 10.50% Series E Convertible Preferred Stock, $0.001 par value per share (“Series E Preferred Stock”). Mr. Stafford, as the Manager of Ronin Trading, may be deemed to beneficially own the 3,310,652 shares of Common Stock beneficially owned directly by Ronin Trading. As of the date hereof, SWIM Partners directly beneficially owned 485,333 shares of Common Stock, including 10,333 shares of Common Stock that may be acquired upon the conversion of 8,680 shares of Series E Preferred Stock. As of the date hereof, an account separately managed by SW Management (the “SW Account”) held 172,488 shares of Common Stock, including 3,714 shares of Common Stock that may be acquired upon the conversion of 3,120 shares of Series E Preferred Stock. SW Management, as the general partner and investment adviser of SWIM Partners and the investment adviser of the SW Account, may be deemed to beneficially own the 657,821 shares of Common Stock beneficially owned in the aggregate by SWIM Partners and held in the SW Account. Mr. White, as the Manager of SW Management, may be deemed to beneficially own the 657,821 shares of Common Stock beneficially owned in the aggregate by SWIM Partners and held in the SW Account. As of the date hereof, Messrs. Sargen, Scanlan and Zarrabian did not beneficially own any securities of the Company.

Investor Contact:

Stephen White

SW Investment Management LLC

(312) 765-7033